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                                                                    EXHIBIT 21.1

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                            PARENTS AND SUBSIDIARIES
                                DECEMBER 31, 1995

     Set forth below is a list of Coltec's principal subsidiaries. All such subsidiaries are consolidated in Coltec's Consolidated Financial Statements.

                                                  Percentage of
                                   State or     Voting Securities
                                  Jurisdiction    Owned by its
Name                            Where Organized  Immediate Parent
----                            ---------------  ----------------

CII Holdings Inc ................. Delaware            100
Coltec Aerospace Canada Ltd. ..... Canada               89*
Coltec Automotive Inc ............ Delaware            100
Coltec Canada Inc ................ Delaware            100
Coltec (Great Britain) Limited ... United Kingdom      100
Coltec Holdings Inc .............. Delaware            100
Coltec Industrial Products Inc ... Delaware            100
Delavan-Delta, Inc................ Tennessee           100
Delavan Inc ...................... Iowa                100
Delavan Limited................... United Kingdom      100
Farnam Sealing Systems Inc ....... Delaware            100
Garlock Bearings Inc. ............ Delaware             80
Garlock de Mexico, S.A. de C.V.... Mexico               65.7
Garlock GmbH ..................... Germany             100
Garlock (Great Britain) Ltd. ..... United Kingdom      100
Garlock Inc ...................... Ohio                100
Garlock of Canada Ltd. ........... Ontario, Canada     100
Garlock Overseas Corporation ..... Delaware            100
Garlock Pty. Limited ............. Australia            80
Garlock, S.A. .................... Panama              100
Holley Automotive Group Limited .. United Kingdom      100
Holley Automotive Inc ............ Delaware            100
Holley Automotive Systems GmbH ... Germany             100
Holley Performance Products Inc .. Delaware            100
Liard S.A. ....................... France              100
Louis Mulas, Sucs., S.A. de C.V... Mexico               65.7
Stemco Inc ....................... Texas               100
The Anchor Packing Company ....... Delaware            100
Walbar Inc .......................  Delaware           100

   *11% owned by another subsidiary


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     The names of certain other subsidiaries of Coltec have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.